Exhibit 99.1

Siebert Reports Third Quarter 2023 Financial Results

NEW YORK, NY – November 13, 2023 – Siebert Financial Corp. (NASDAQ: SIEB) (“Siebert”), a diversified provider of financial services, today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

●	Revenue of $18.1 million compared to $14.3 million in the third quarter of 2022
●	Net income available to common stockholders of $2.8 million compared to $1.1 million in the third quarter of 2022
●	Earnings per share of $0.07 compared to $0.03 in the third quarter of 2022
●	Total retail customer accounts of 128,727 compared to 122,394 in the third quarter of 2022
●	Total retail customer net worth of $14.6 billion, an improvement compared to $13.5 billion at the end of 2022

Recent Business Highlights

●	Moved headquarters to Miami Beach in October to solidify presence in this growing market and build relationships with strategic partners that have expanded their presence to South Florida
●	Signed a five-year lease in the World Financial Center in New York City, expanding presence in New York and providing savings on occupancy costs
●	Received approval for Fully Paid Securities Lending in October in order to expand Siebert’s growing securities finance business

Management Commentary

“Our results this quarter demonstrate the strength of our business model and the progress we’ve made in building the foundation for future growth,” said John J. Gebbia, CEO of Siebert. Continuing to invest in our capabilities allows us to meet the evolving needs of investors as we chart the next phase of our evolution to empower our clients’ success. We enter the fourth quarter with great momentum and a tremendous opportunity for Siebert to capture opportunities in the current market environment while creating long-term shareholder value.”

Andrew Reich, CFO of Siebert, commented: “We delivered another quarter of strong results as our business continues to benefit from improved market conditions along with the rise in interest rates. Revenue grew 26% year-over-year and was driven by higher interest income and revenues related to the mark to market on our U.S. government securities portfolio, as well as along with higher commission and fee revenue. During the quarter we also delivered an improvement to both our pretax income and margins as we continue to improve profitability. We continue to benefit from the growth in capital along with the interest rate environment and expect those trends to continue in the fourth quarter. Looking ahead, we are well-positioned for sustained growth and have a flexible balance sheet to navigate the remainder of the year while expanding our capabilities and competitive position.”

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

About Siebert Financial Corp.

Siebert is a diversified financial services company that has been in business and a member of the NYSE since 1967 when Muriel Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms.

Siebert operates through its subsidiaries Muriel Siebert & Co., Inc., Siebert AdvisorNXT, Inc., Park Wilshire Companies, Inc., Rise Financial Services, LLC, Siebert Technologies, LLC and StockCross Digital Solutions, Ltd. Through these entities, Siebert provides a full range of brokerage and financial advisory services including securities brokerage, investment advisory and insurance offerings, and corporate stock plan administration solutions. For over 55 years, Siebert has been a company that values its clients, shareholders, and employees. More information is available at www.siebert.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events; securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans; the closing conditions relating to the Second Tranche Purchase Agreement with Kakaopay may not be satisfied and the transactions contemplated by the Second Tranche Purchase Agreement may not be consummated; and other consequences associated with risks and uncertainties detailed in Part I, Item 1A - Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022, and our filings with the SEC.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Investor Relations:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
sieb@gateway-grp.com